Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into effective as of July 16, 2003 (“Effective Date”) by and between Reef Global Energy I, L.P., a Nevada limited partnership (“Transferor”), and Reef Global Energy II, L.P., a Nevada limited partnership (“Transferee”).

Preliminary Statements

A.                                   On January 14, 2003, Transferor entered into an agreement with Cheniere Energy, Inc. and Tri-C Resources, Inc. (the “Exploration Companies”) to participate in the drilling of an oil and gas well known as the “Dolphin Prospect” (the “Dolphin Participation Agreement”), a copy of which is set forth on Exhibit 1;

B.                                     Following its execution of the Dolphin Participation Agreement, Transferor determined that the terms of its partnership agreement would likely prohibit its participation in the Dolphin Prospect due to delays in the commencement of drilling activities;

C.                                     Transferor has determined it to be in its best interest to transfer all of its right, title and interest to the Dolphin Prospect to Transferee in exchange for the Prospect Fee (defined below) Transferor paid to participate in the Dolphin Prospect.

D.                                    In consideration of Transferor’s assignment and transfer of the Dolphin Participation Agreement, Transferee has agreed to assume certain liabilities and obligations of Transferor arising under the Dolphin Participation Agreement.

Agreement

The parties to this Agreement, intending to be legally bound, agree as follows:

1.                                      Assignment.  In exchange for the sum of $33,270 (the “Prospect Fee”), the receipt and sufficiency of which is hereby acknowledged, Transferor hereby conveys, transfers and assigns to, and contributes to the capital of, Transferee, its successor and assigns, forever, all of Transferor’s rights, title, privileges and interest in and to the Dolphin Prospect arising under the Dolphin Participation Agreement.  Transferor hereby represents and warrants that the Prospect Fee is the amount originally paid by Transferor to the Exploration Companies under the Dolphin Participation Agreement.

2.                                      Assumption of Obligations and Liabilities by Transferee.  In connection with the transfer to Transferee of the Dolphin Participation Agreement, Transferor hereby assigns to Transferee and Transferee hereby assumes all of Transferor’s obligations and liabilities arising under Dolphin Participation Agreement (collectively, the “Assumed Obligations”).

3.                                      Further Assurances.  Transferor and Transferee, for themselves and their respective successors and assigns, covenant and agree that they will execute and deliver such additional agreements, instruments or documents such as deeds, bills of sale, assignments, UCC financing statements, transfers and conveyances, powers of attorney, assurances, consents or assumptions, and will take such further actions, as are necessary to transfer and assign more fully the Dolphin Participation Agreement and to assume more fully the Assumed Obligations.

4.                                      Governing Law. This Agreement shall be construed in accordance with and all disputes hereunder shall be governed by the laws of the State of Nevada, excluding its conflict of law rules.

5.                                      Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes and all of which together shall constitute one and the same instrument.

* * * * *

The parties to this Agreement have executed and delivered this Agreement as of the Effective Date.

TRANSFEROR:		TRANSFEREE:

REEF GLOBAL ENERGY I, L.P.		REEF GLOBAL ENERGY II, L.P.

By: Reef Partners, LLC		By: Reef Partners, LLC

By:	/s/ MICHAEL J. MAUCELI	By:	/s/ MICHAEL J. MAUCELI
Name:	Michael J. Mauceli	Name:	Michael J. Mauceli
Title:	Manager	Title:	Manager

EXHIBIT 1

Dolphin Participation Agreement

(See Attached)

PARTICIPATION AGREEMENT

AREA OF MUTUAL INTEREST

THIS AGREEMENT, dated effective January 14, 2003, is made and entered into by and between Cheniere Energy, Inc. (“Cheniere”) and Tri-C Resources, Inc. (“Tri-C”) and Reef Global Energy I, L.P. (“Reef”). Cheniere, Tri-C, and Reef shall sometimes be collectively referred to as “Participants” and sometimes individually as “Participant”.

WHEREAS, Cheniere has identified a certain oil and/or gas prospect identified herein as the Dolphin Prospect underlying the State of Texas offshore tracts listed on the attached Exhibit “A”, that being the Area of Mutual Interest (“AMI”);

WHEREAS, these tracts are currently unleased, and the State of Texas General Land Office (“GLO”) is offering the tracts listed on the attached Exhibit “B” for lease at the upcoming State of Texas Lease Sale to be held on January 15, 2003 (“January Lease Sale”);

WHEREAS, Cheniere is soliciting participation by one or more industry partner(s) in the Dolphin Prospect; and

WHEREAS, the Participants have evaluated the Dolphin Prospect so identified by Cheniere within the AMI and have decided to participate with Cheniere under the terms and conditions stated below.

NOW THEREFORE, for and in consideration of the mutual covenants and promises herein stated, the Participants agree as follows:

1)                                      Commitment to Bid a Mutually Agreeable Bid Amount – Each Participant agrees that its undivided interest in the prospect shall be the following:

Tri-C	70.00%

Cheniere	25.00%

Reef	5.00%

100.00%

The amount of the bid on each tract shall be the amount shown beside each tract listed on Exhibit “B”. Cheniere shall prepare and submit legal bids at the January Lease Sale on each of the tracts listed on Exhibit “B”. If after publication of bidding results of the January Lease Sale by the State of Texas General Land Office Cheniere is the apparent high bidder on any tract shown on Exhibit “B”, each Participant agrees to immediately initiate and deliver by wire transfer to Cheniere its proportional share of the successful bid amount.  If publication of the bidding results is delayed beyond 12:00 PM January 15, 2003, by the General Land Office or if the high bid submitted by another company has not as yet been accepted, then each Participant agrees to fund by wire transfer no later than 12:00 PM January 15, 2003.

2)                                      Prospect Fee – In the event Cheniere is awarded the Dolphin “A” lease as described on Exhibit “B” as a result of the January Lease Sale, each Participant shall within five (5) days of such award remit to Cheniere their proportional share of a one-time prospect fee of $200,000. In the event Cheniere is awarded the Dolphin “B” lease as described on Exhibit “B” as a result of the January Lease Sale, each Participant shall within five (5) days of such award remit to Cheniere their proportional share of a onetime prospect fee of $100,000. Upon payment by Participants, Cheniere shall promptly execute and deliver to each Participant an assignment conveying their proportional share of 100% of 8/8ths record title interest in the acquired leases. A form of the assignment is attached hereto as Exhibit “C”.

3)                                      Designated Operator/Joint Operating Agreement – Tri-C shall be the designated Operator on all tracts owned by the Participants within the AMI. Furthermore, within five (5) days of issuance of the lease(s), the Participants agree to execute a Joint Operating Agreement (“JOA”) in a form acceptable to Tri-C.

4)                                      Cheniere’s Reserved Interest – Before Payout, as hereinafter defined, Cheniere shall be entitled to receive a 5% of 8/8ths overriding royalty interest (“ORRI”) from each Participant proportionally reduced to each Participant’s working interest in all production attributable to the lease(s). At Payout of the costs described below, Cheniere shall be entitled to receive an additional 2% of 8/8ths overriding royalty interest (“ORRI”) from each Participant proportionally reduced to each Participant’s working interest in all production attributable to the lease(s). After Payout, Cheniere will own a total of 7% of 8/8ths overriding royalty interest.

5)                                      Before Payout Costs – The Participants shall proportionally bear 100% of the costs to acquire, maintain, drill, evaluate, develop and produce the leases within the Dolphin Prospect, subject to Cheniere’s reservation of the ORRI’s referenced above.

6)                                      Payout Definition – At such time as the value of 100% of the gross income received by the Participants from the sale of production from the Dolphin Prospect (less existing burdens, including the ORRI described in Paragraph 4 above, and production and severance taxes allocable thereto) equals 100% of (i) all lease acquisition, lease maintenance costs, and the Prospect Fee described in Paragraph 2 above. (ii) all costs incurred to drill the test well and any additional wells, including substitute wells, plus the costs to design, fabricate and install facilities, and (iii) the costs to develop, produce, operate and maintain the Dolphin Prospect, up to and until such time, then Payout shall be deemed to have occurred.

7)                                      AMI Obligation – Should any Participant acquire an interest in lease located within the Dolphin Prospect AMI through means other than a successful bid at the January Lease Sale, in addition to the Prospect Fee set forth in Paragraph 2 above, Cheniere shall be entitled to the reserved interest set forth in Paragraph 4 above, proportionately reduced to Participant’s working interest.

8)                                      Termination Date – In the event that any portion of the Participants’ bid(s) at the January Lease Sale is not successful, each Participant’s share of such bid shall be returned within two (2) days. In the event of an unsuccessful bid as described above, this Agreement shall terminate on January 31, 2005.

9)                                      Right To Submit Bids At the January Lease Sale – Nothing contained herein shall limit a Participant’s right to submit a bid at the January Lease Sale. Specifically, the other Participants shall have the option, within thirty (30) days following the Sale, to acquire their proportional share of all such interest acquired by the bidding Participant by reimbursing the bidding Participant their proportional share of the costs paid by the bidding Participant to acquire such interest. In the event a Participant exercises such option, the terms and conditions of this Agreement shall apply.

10)                                Miscellaneous - This Agreement shall be construed by and interpreted under the laws of the State of Texas.

11)                                This Agreement shall be binding on the Parties’ heirs, successors and assigns.

12)                                In the event of a conflict between the terms of this Agreement and any other agreement between the Participants, written or oral, this Agreement shall supercede and replace any such agreement or understanding.

THIS AGREEMENT is executed effective as of the 14th day of January, 2003.

CHENIERE ENERGY, INC.		TRI-C RESOURCES, INC.

By:	/s/ J.S. Gross	By:	/s/ Robert T. Herrin

Name: J. S. Gross		Name: Robert T. Herrin III

Title:	Vice President - Exploration	Title:	Vice President

REEF GLOBAL ENERGY I, L.P.

By:	/s/ Michael J. Mauceli

Name: Michael J. Mauceli

Title:	Managing General Partner

EXHIBIT “A”

Attached to that certain Participation Agreement dated January 14, 2003, by and between Cheniere Energy, Inc. and Tri-C Resources, Inc. and Reef Global Energy I, L.P.

Prospect	Tracts

Dolphin Prospect	GA 2781 S2 SE4

GA 3061 N2 NE4

GA 3061 S2 NE4

EXHIBIT “B”

Attached to that certain Participation Agreement dated January 14, 2003, by and between Cheniere Energy, Inc. and Tri-C Resources, Inc. and Reef Global Energy I, L.P.

Dolphin “A” Prospect

GA 306L S2 NE4

MGL No. 378	$216,000 Bid ÷ 1.5% GLO sales fee

Dolphin “B” Prospect

GA 278L S2 SE4

MGL No. 373	$144,000 Bid ÷ 1.5% GLO sales fee

EXHIBIT “C”

Attached to that certain Participation Agreement dated January 14, 2003, by and between Cheniere Energy, Inc. and Tri-C Resources, Inc. and Reef Global Energy I, L.P.

ASSIGNMENT OF RECORD TITLE

STATE OF TEXAS	{
OFFSHORE TEXAS	{	KNOW ALL MEN BY THESE PRESENTS:
AREA	{

This Assignment of Record Title to Oil and Gas Lease of Submerged Lands (“Assignment”) is made by CHENIERE ENERGY, INC., whose address is 3400 Three Allen Center, 333 Clay Street, Houston, Texas 77002 (hereinafter referred to as “Assignor”) in favor of                                           , whose address is                               , (hereinafter referred to as “Assignee”).

WITNESSETH

In consideration of One Hundred Dollars ($100.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor by these presents does hereby CONVEY, TRANSFER and ASSIGN to Assignee, subject to the further provisions hereof, a            % of 8/8ths working interest in the following described oil and gas lease(s) (the “Lease”):

1)                                                                                      Oil and Gas Lease No. M-                       by The State of Texas, as Lessor, to Cheniere Energy, Inc., as Lessee, dated effective as of                              , 2003, covering the                  of Tract             ,                Area, Offshore                     County, Texas, and containing              acres.

2)                                                                                      Oil and Gas Lease No. M-                        by The State of Texas, as Lessor, to Cheniere Energy, Inc., as Lessee, dated effective as of                               2003, covering the                  of Tract               ,               Area, Offshore               County, Texas, and containing               acres.

By acceptance of this Assignment, Assignee acknowledges the existence of, and This Assignment is made without warranty of title express, implied or statutory; provided only that Assignor warrants that it has not heretofore granted or conveyed to any other party any interest in or lien or encumbrance on the interest of assignor in the Lease except as described herein.

This Assignment may be executed in any number of counterparts, each of which shall be valid and binding with respect to the signatories thereto and the interest in the property conveyed hereby, but only upon execution by all signatories of the Assignment or a counterpart hereof.

This Assignment shall inure to the benefit of and be binding upon the successors, representatives and assigns of the parties hereto.

This Assignment shall be effective                                                   , 2003.

WITNESSES:	ASSIGNOR:

CHENIERE ENERGY, INC.

	By:	J.S. Gross
	Title:	Vice President – Exploration

WITNESSES:	ASSIGNEE:

By:
Title:

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

On this        th day of               , 2003, before me appeared J.S. Gross, to me personally known, who being by me duly sworn, did say that he is the Vice President – Exploration of Cheniere Energy, Inc., a Delaware Corporation, and that said instrument was signed in behalf of said corporation by authority of its Board of Directors, and said Appearer acknowledged that he executed the same as the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my official hand and seal on the date hereinabove written.

Notary Public in and for
The State of Texas

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

On this         th day of                    , 2003, before me appeared                                   , to me personally known, who being by me duly sworn, did say that he is the                    of                                           , a                                          Corporation, and that said instrument was signed in behalf of said corporation by authority of its Board of Directors, and said Appearer acknowledged that he executed the same as the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my official hand and seal on the date hereinabove written.

Notary Public in and for
The State of Texas